EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of OnHealth Network Company for the registration of 1,171,934 shares of its common stock and to the incorporation by reference therein of our reports dated February 18, 2000, with respect to the consolidated financial statements and schedule of OnHealth Network Company included in its Current Report on Form 8-K dated March 15, 2000 filed with the Securities and Exchange Commission.


                                                         \s\ ERNST & YOUNG LLP




Seattle, Washington
March 15, 2000